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                                                                    EXHIBIT 21.1


                              BOWATER INCORPORATED
                               SUBSIDIARY LISTING




                                                        Jurisdiction of
     Name                                               Incorporation
     ----                                               ---------------

Avenor America Inc.                                     Delaware

Bowater Maritimes Inc.(1)                               New Brunswick

Bowater Asia Pte Ltd                                    Singapore

Bowater Canada Inc.                                     Canada

Bowater Canadian Holdings Incorporated                  Nova Scotia

Bowater Canadian Limited                                Canada

Bowater Europe Limited                                  United Kingdom

Bowater Foreign Sales Corporation                       Barbados

Bowater-Halla Paper Co., Ltd.                           Korea

Bowater Japan Limited                                   Japan

Bowater Mersey Paper Company Limited(2)                 Nova Scotia

Bowater Pulp and Paper Canada Inc.                      Canada

Bowater S. America Ltda.                                Brazil

Bowater South American Holdings Incorporated            Delaware

Calhoun Newsprint Company(3)                            Delaware

Calhoun Energy, Inc.                                    Delaware

Lake Superior Forest Products Inc.                      Delaware

Lake Superior Holdings Inc.                             Delaware



NOTE: Except as otherwise indicated, each of the above entities is a wholly owned direct or indirect subsidiary of the Company. The names of certain other direct and indirect subsidiaries of the Company have been omitted from the list above because such unnamed subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.

(1)       67 percent owned.
(2)       51 percent owned.
(3)       Approximately 51 percent owned.